Exhibit 3.47

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FIDELITY INFORMATION SERVICES INTERNATIONAL, LTD.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIFTEENTH DAY OF FEBRUARY, A.D. 1995, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE FIRST DAY OF JULY, A.D. 1999, AT 2 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ALLTEL INFORMATION SERVICES INTERNATIONAL, LTD.” TO “FIDELITY INFORMATION SERVICES INTERNATIONAL, LTD.”, FILED THE FIRST DAY OF APRIL, A.D. 2003, AT 11:54 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “FIDELITY INFORMATION SERVICES INTERNATIONAL, LTD.”.

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:00 AM 02/15/1995

950034554 - 2474876

CERTIFICATE OF INCORPORATION

OF

ALLTEL INFORMATION SERVICES INTERNATIONAL, LTD.

* * * * *

1. The name of the corporation is

ALLTEL INFORMATION SERVICES INTERNATIONAL, LTD.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

K. A. Widdoes	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

L. J. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

D. M. Dembkowski	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 15th of February    , 1995.

/s/ K. A. Widdoes

/s/ L. J. Vitalo

/s/ D. M. Dembkowski

        STATE OF DELAWARE

      SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 02:00 PM 07/01/1999

        991273288 - 2474876

CERTIFICATE OF AMENDMENT

OF

CERTLFICATE OF INCORPORATION

ALLTEL INFORMATION SERVICES INTERNATIONAL, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the Sate of Delaware,

DOES HEREBY CERTIFY;

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

“RESOLVED, That the Certificate of Incorporation of the corporation be amended by changing the Eleventh Article and adding a Twelfth Article as follows:

11. No director of the corporation shall be personally liable to the corporation or its stockholder(s) except for (i) any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (or any successor provision of Delaware law), or (iv) any transaction from which the director derived an improper personal benefit, and the directors of the corporation shall be entitled to the full extent permitted by Delaware law, as amended from time to time, to the benefits of provisions limiting the personal liability of directors.

12. The corporation shall indemnify its officers, directors, employees and agents to the fun extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, or any successor provision of Delaware law.”

SECOND: That, in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendments were duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ALLTEL Information Services International, Ltd. has caused this certificate to be signed by its President and Secretary, this 30th day of June 1999.

ALLTEL INFORMATION SERVICES INTERNATIONAL, LTD.

By:	/s/ Jeffrey H. Fox
Jeffrey H. Fox, President

By:	/s/ Michael L. Gravelle
Michael L. Gravelle, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:54 AM 04/01/2003
030216377 - 2474876

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ALLTEL Information Services International, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of ALLTEL Information Services International, Ltd. be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is Fidelity Information Services International, Ltd.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

ALLTEL INFORMATION SERVICES INTERNATIONAL, LTD.

By:	/s/ Fernando Velez, Jr.
Name: Fernando Velez, Jr.
Title: President